[LETTERHEAD OF COVINGTON & BURLING]

                                                 Exhibit No. 8


                                      May 7, 1998



Potomac Electric Power Company
1900 Pennsylvania Avenue, N.W.
Washington, D.C.  20068

Ladies and Gentlemen:

          We have acted as special tax counsel to Potomac Electric Power Company, a District of Columbia and Virginia corporation (the "Company"), and to Potomac Electric Power Company Trust I, a Delaware business trust (the "Trust"), in connection with a Registration Statement on Form S-3 (File No. 333-51241) filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on April 28, 1998 (as amended by an Amendment No. 1 thereto to be filed on the date hereof, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of preferred securities representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities").

          We hereby confirm that, although the discussion set forth under the heading "UNITED STATES FEDERAL INCOME TAXATION" in the Prospectus Supplement filed as part of Amendment No. 1 to the Registration Statement (the "Supplemental Prospectus") does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, based on current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

          This opinion is expressed as of the date hereof and applies only to the disclosure under the heading "UNITED STATES FEDERAL INCOME TAXATION" set forth in the Prospectus Supplement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

          This opinion is furnished to you solely for your benefit in connection with the filing of the Registration
Statement and is not to be used or relied upon by any other


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Potomac Electric Power Company
May 7, 1998
Page 2




person or for any other purpose, nor may this letter or any copies thereof be furnished to any third party, filed with any other governmental agency, or quoted, cited or otherwise referred to, without our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Supplemental Prospectus which is a part of the Registration Statement.

                                   Sincerely,


                                   /s/ Covington & Burling
                                   Covington & Burling